                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 19                                   Trade Date: 03/26/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/29/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 28, 2001



        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAU8              $1,747,000.00               5.1%                  9/15/06                 100%


    Interest Payment
       Frequency                                      Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption              (including the redemption price)
    ----------------        -----------------         ----------              --------------------------------
        4/15/01                    Yes                 Yes                              100% 3/15/02
        monthly                                                                    semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
       $1,727,783                $19,217                 $1.50              ABN AMRO, Inc.